SCHEDULE 14C

(Rule 14c-101)
Information Required in Information Statement

Schedule 14C Information
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

MassMutual Select Funds

(Name of Registrant as Specified in its Charter)

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☒ No fee required

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

MASSMUTUAL SELECT FUNDS
(the “Trust”)
1295 State Street
Springfield, MA 01111-0001
MassMutual Select T. Rowe Price Large Cap Blend Fund
(the “Fund”)
INFORMATION STATEMENT
July 1, 2024
Important Notice Regarding the Availability of this Information Statement
This Information Statement is available at https://www.massmutual.com/funds
The Trustees of the MassMutual Select Funds (the “Trustees”) are distributing this Information Statement in connection with an amendment to the investment sub-subadvisory agreement between T. Rowe Price Associates, Inc. (“T. Rowe Price”) and T. Rowe Price International Ltd (“T. Rowe Price International”) in order to add T. Rowe Price International as a sub-subadviser for the Fund ( the “Sub-Subadvisory Agreement Amendment”). T. Rowe Price serves as the investment subadviser to the Fund. This Information Statement explains why the Trustees approved T. Rowe Price entering into the Sub-Subadvisory Agreement Amendment with T. Rowe Price International on behalf of the Fund. In addition, this Information Statement describes generally the terms of the Sub-Subadvisory Agreement Amendment. This Information Statement is being delivered to shareholders of record as of June 12, 2024 on or about July 1, 2024.
As required by an Exemptive Order that MML Investment Advisers, LLC (“MML Advisers” or the “Adviser”), investment adviser to the Fund, has received from the Securities and Exchange Commission (“SEC”) to permit the Adviser to change subadvisers or hire new subadvisers for one or more funds from time to time without obtaining shareholder approval, subject to approval by a fund’s shareholders of this arrangement, the Fund is distributing this Information Statement solely for your information. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
Trustee Approval of the Sub-Subadvisory Agreement Amendment
At a meeting of the Trustees held on March 19-20, 2024, the Trustees, including a majority of the Trustees who are not “interested persons” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Trustees”), approved the Sub-Subadvisory Agreement Amendment, dated May 10, 2024, between T. Rowe Price and T. Rowe Price International, pursuant to which T. Rowe Price International, an investment adviser registered with the SEC, would provide certain investment advisory services in respect of the Fund. The Trustees considered that there would be no change in the services provided in respect of the Fund as a result of the implementation of the Sub-Subadvisory Agreement Amendment, and that the Sub-Subadvisory Agreement Amendment was intended to allow T. Rowe Price to access its investment personnel employed by T. Rowe Price International for the benefit of the Fund. The Trustees noted that T. Rowe Price was not proposing any changes to the investment strategies or processes of the Fund.
The Trustees also discussed with MML Advisers and considered a wide range of information including, among other things, that the Sub-Subadvisory Agreement Amendment would not result in any changes in the fees payable by the Fund or MML Advisers and that the services provided would continue to be subject to the supervision of T. Rowe Price. The Trustees concluded that the Sub-Subadvisory Agreement Amendment is in the best interests of the Fund and its shareholders.
After carefully considering the information summarized above, the Trustees, including a majority of the Independent Trustees voting separately, unanimously voted to approve the Sub-Subadvisory Agreement Amendment. Prior to the votes being taken to approve the Sub-Subadvisory Agreement Amendment, the

Independent Trustees met separately in executive session to discuss the appropriateness of the Sub-Subadvisory Agreement Amendment. During the executive session, the Independent Trustees were advised by their independent legal counsel. The Independent Trustees weighed the foregoing matters in light of the advice given to them by their independent legal counsel as to the law applicable to the review of investment advisory contracts. In arriving at a decision, the Trustees, including the Independent Trustees, did not identify any single matter as all-important or controlling. The foregoing summary does not detail all of the matters considered.
Description of the Sub-Subadvisory Agreement Amendment
Appendix A to this Information Statement contains the Sub-Subadvisory Agreement Amendment, as well as the Sub-Subadvisory Agreement. While the next several paragraphs briefly summarize some important provisions of the Sub-Subadvisory Agreement, you should read Appendix A for a complete understanding of the Sub-Subadvisory Agreement.
The Sub-Subadvisory Agreement, as amended, essentially provides that T. Rowe Price International, under the Trustees’, MML Advisers’, and T. Rowe Price’s supervision, will, among other things, make discretionary investment decisions to purchase and sell securities and other investments for the Fund and arrange for the purchase and sale of securities and other investments for the Fund, and agree to perform their duties and functions under the Sub-Subadvisory Agreement in accordance with (i) the applicable requirements of the 1940 Act, Investment Advisers Act of 1940, as amended, and any rules and regulations thereunder; (ii) any other applicable United States, state, United Kingdom, and other laws and regulations; (iii) the Trust’s Agreement and Declaration of Trust and Bylaws; (iv) policies and determinations of the Board; (v) the Fund’s fundamental and non-fundamental policies and investment restrictions as set forth in its registration statement or as may be amended; and (vi) the Fund’s then-current prospectus and statement of additional information.
The Sub-Subadvisory Agreement, as amended, provides that T. Rowe Price International will not be liable to the Fund, except in the event of T. Rowe Price International’s reckless disregard, willful misfeasance, bad faith, gross negligence, or reckless disregard in the performance of its duties under the Sub-Subadvisory Agreement, as amended.
The advisory fee rate paid by the Fund’s shareholders is unchanged. The Fund does not pay an advisory fee.
Information About the Ownership of the New Sub-Subadviser
The following description of T. Rowe Price International was provided to the Trust by T. Rowe Price International.
T. Rowe Price International Ltd (“T. Rowe Price International”) is located at Warwick Court, 5 Paternoster Square London EC4M 7DX United Kingdom. T. Rowe Price International is a wholly-owned subsidiary of T. Rowe Price. T. Rowe Price is a wholly-owned subsidiary of T. Rowe Price Group, Inc., a publicly-traded financial services holding company. As of March 31, 2024, T. Rowe Price and its affiliates had approximately $1.54 trillion in assets under management.
The following are the names and principal occupations of the principal executive officers and each director of T. Rowe Price International. The address of the principal executive officers and each director is Warwick Court, 5 Paternoster Square London EC4M 7DX United Kingdom.
Name	Title
Emma Beal	Director and Assistant Secretary
Arif Husain	Director
Denise Thomas	Director
Justin Thomson	Director
Scott Eric Keller	Chief Executive Officer, Chair of the Board, and President
David Oestreicher	Secretary
Louise Johnson	Chief Compliance Officer

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Certain Brokerage Matters
As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), T. Rowe Price International may cause the Fund to pay to a broker which provides brokerage and research services to the Fund an amount of disclosed commission in excess of the commission which another broker would have charged for effecting that transaction. This practice is subject to a good faith determination by T. Rowe Price International that the price is reasonable in light of the services provided viewed either in terms of the specific transaction involved in T. Rowe Price International’s overall duties to the Fund and/or other accounts for which it exercises investment discretion, or the policies that the Trustees of the Trust may adopt from time to time.
T. Rowe Price International may cause portfolio transactions for the Fund to be executed by an affiliated brokerage firm. The Fund pays brokerage commissions to these brokerage firms for executing these portfolio transactions. T. Rowe Price International has informed the Adviser that it follows procedures designed to ensure that the commissions paid to affiliated brokerage firms are equal to or less than those paid to other brokers in connection with comparable transactions involving similar securities and that the commissions charged to the Fund by affiliated brokerage firms do not exceed commissions charged to other clients in connection with comparable transactions involving similar securities.
Other Information
Adviser’s Address. The address of the Adviser is 1295 State Street, Springfield, Massachusetts 01111-0001. The Adviser, a Delaware limited liability company, is a wholly-owned subsidiary of Massachusetts Mutual Life Insurance Company (“MassMutual”).
Principal Underwriter, Administrator, and Subadministrators. The address of the Fund’s principal underwriter, MML Distributors, LLC, is 1295 State Street, Springfield, Massachusetts 01111-0001. MML Distributors, LLC is a wholly-owned subsidiary of MassMutual. The Adviser serves as the administrator of the Fund. State Street Bank and Trust Company, which is located at 1 Iron Street, Boston, Massachusetts 02210, and MassMutual, located at 1295 State Street, Springfield, Massachusetts 01111-0001, each serve as a subadministrator of the Fund.
Annual and Semiannual Reports. The Trust has previously sent its Annual and Semiannual Reports to its shareholders. You can obtain a copy of these Reports without charge by writing to the Trust at 1295 State Street, Springfield, Massachusetts 01111-0001 or by calling 1-888-309-3539.
Outstanding Shares. Appendix B to this Information Statement lists the total number of shares outstanding as of June 12, 2024 for Class I shares of the Fund. Shares of the Fund are only offered to the MassMutual Select T. Rowe Price Retirement Funds and cannot be purchased directly by other investors.
WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

3

Appendix A
AMENDMENT TWO TO
AMENDED AND RESTATED
INVESTMENT SUBADVISORY AGREEMENT
Between
T. ROWE PRICE ASSOCIATES, INC.
And
T. ROWE PRICE INTERNATIONAL LTD
This Amendment (the “Amendment”) to the Amended and Restated Investment Subadvisory Agreement (the “Agreement”) is made as of the 10th day of May, 2024, by and between T. Rowe Price Associates, Inc. (the “Adviser”), a corporation organized and existing under the laws of the State of Maryland, United States of America, and T. Rowe Price International Ltd (the “Subadviser”), a corporation organized and existing under the laws of the United Kingdom, with respect to the mutual funds (each, a “Fund” and collectively, the “Funds”) set forth on Schedule 1 to the Agreement as of the date indicated thereof, as it may be amended from time to time.
W I T N E S S E T H:
WHEREAS, the parties hereto entered into the Agreement dated as of November 1, 2022;
WHEREAS, the parties hereto desire to add the MassMutual Select T. Rowe Price Large Cap Blend Fund to the Agreement;
NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:
1.
Schedule 1 to the Agreement is hereby replaced with Schedule 1 attached hereto.

2.
All other terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.
WITNESS:	T. ROWE PRICE ASSOCIATES, INC.
/s/ Kate Spencer	By: /s/ Terence Baptiste
Name: Kate Spencer	Name: Terence Baptiste
Title: Assistant Vice President	Title: Vice President
WITNESS:	T. ROWE PRICE INTERNATIONAL LTD
/s/ Chris Whitfield	By: /s/ Emma Beal
Name: Chris Whitfield	Name: Emma Beal
Title: Legal Counsel	Title: Vice President

SCHEDULE 1
As of May 10, 2024
Fund Name	Date of Subadvisory Agreement	Effective Date of this Agreement
MassMutual Select T. Rowe Price Bond Asset Fund	January 10, 2018	November 1, 2022
MassMutual Select T. Rowe Price International Equity Fund	January 10, 2018	November 1, 2022
MassMutual Select T. Rowe Price Limited Duration Inflation Focused Bond Fund	January 10, 2018	November 1, 2022
MassMutual Select T. Rowe Price Emerging Markets Bond Fund	January 10, 2018	July 1, 2023
MassMutual Select T. Rowe Price Large Cap Blend Fund	January 10, 2018	May 10, 2024

AMENDED AND RESTATED
INVESTMENT SUBADVISORY AGREEMENT
Between
T. ROWE PRICE ASSOCIATES, INC.
And
T. ROWE PRICE INTERNATIONAL LTD
This AMENDED AND RESTATED INVESTMENT SUBADVISORY AGREEMENT is dated as of November 1, 2022, by and between T. Rowe Price Associates, Inc. (the “Adviser”), a corporation organized and existing under the laws of the State of Maryland, United States of America, and T. Rowe Price International Ltd (the “Subadviser”), a corporation organized and existing under the laws of the United Kingdom.
WHEREAS, the Adviser and Subadviser are parties to that certain Investment Subadvisory Agreement dated January 10, 2018 (the “Original Agreement”), pursuant to which the Subadviser provides investment subadvisory services to the MassMutual Select T. Rowe Price Bond Asset Fund and the MassMutual Select T. Rowe Price International Equity Fund, each a series of MassMutual Select Funds (the “Trust”);
WHEREAS, the Adviser has entered into a separate investment subadvisory agreement (the “Subadvisory Agreement”) with MML Investment Advisers, LLC (the “Company”) with respect each of the companies listed on Schedule 1, each of which is a separate series of the Trust and is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”) (each, a “Fund”);
WHEREAS, the Adviser and the Subadviser desire to amend and restate the Original Agreement to include the MassMutual Select T. Rowe Price Limited Duration Inflation Focused Bond Fund in this Amended and Restated Investment Subadvisory Agreement (the Original Agreement, as amended and restated hereby, shall be referred to hereinafter as the “Agreement”);
WHEREAS, the Adviser is engaged principally in the business of rendering investment supervisory services and is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment adviser under the United States Investment Advisers Act of 1940, as amended (“Advisers Act”);
WHEREAS, the Subadviser is engaged in the business of, among other things, rendering investment advisory services and is registered with the SEC as an investment adviser under the Advisers Act, the United Kingdom with the Financial Conduct Authority (“FCA”) and other non-U.S. regulatory agencies;
WHEREAS, the Adviser is authorized under the Subadvisory Agreements to obtain such information, advice or assistance as the Adviser may deem necessary, appropriate or convenient for the discharge of its obligations under such agreements; and
WHEREAS, the Adviser desires to retain the Subadviser to act as Subadviser to furnish certain investment advisory services to the Adviser with respect to each Fund and the Subadviser is willing to furnish such services.
NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows with respect to each Fund:
1.   Appointment. Adviser hereby appoints the Subadviser as its investment Subadviser with respect to the Fund for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.   Duties of the Subadviser.
A.   Investment Subadvisory Services. Subject to the supervision of the Trust’s Board of Trustees (“Board”), the Company, and the Adviser, the Subadviser shall act as the investment subadviser and shall supervise and direct the Fund’s investments as specified by the Adviser from time to time, and in accordance with the Fund’s investment objective(s), investment strategies, policies, and restrictions as provided in the Fund’s Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the “Prospectus”), and such other limitations as the Fund may impose by notice in writing to the Adviser or the Adviser may impose by notice in writing to the Subadviser. The Subadviser shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets, and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of the Fund allocated to the Subadviser in a manner consistent with the Fund’s investment objective(s), investment strategies, policies, and restrictions. In furtherance of this duty, the Subadviser, on behalf of the Fund, is authorized to:
(1)   make discretionary investment decisions to buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds, and other securities or assets;
(2)   place orders and negotiate the commissions for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Subadviser may select or instruct the Affiliated Trading Desk (as defined below) to do so on behalf of the Subadviser, as applicable;
(3)   vote proxies, exercise conversion or subscription rights, and respond to tender offers and other consent solicitations with respect to the issuers of securities in which Fund assets may be invested provided such materials have been forwarded to the Subadviser in a timely fashion by the Adviser and to the extent such actions are consistent with the Subadvisory Agreement;
(4)   instruct the Fund’s custodian to deliver for cash received, securities or other cash and/or securities instruments sold, exchanged, redeemed or otherwise disposed of from the Fund, and to pay cash for securities or other cash and/or securities instruments delivered to the custodian and/or credited to the Fund upon acquisition of the same for the Fund; and
(5)   generally, perform any other act necessary to enable the Subadviser to carry out its obligations under this Agreement or as agreed upon with the Adviser.
The Adviser agrees that Subadviser may delegate trading execution and related reporting functions to the trading desk of an affiliate (“Affiliated Trading Desk”).
B.   Personnel, Office Space, and Facilities of the Subadviser. The Subadviser at its own expense shall furnish or provide and pay the cost of such office space, office equipment, office personnel, and office services as the Subadviser requires in the performance of its investment advisory and other obligations under this Agreement.
C.   Further Duties of the Subadviser. In all matters relating to the performance of this Agreement, the Subadviser shall act in conformity with the Trust’s Agreement and Declaration of Trust and ByLaws, and the Fund’s currently effective Registration Statement (as defined below) and with the written instructions and directions of the Board (as communicated by the Adviser from time to time) and the Adviser, and shall comply with the applicable requirements of the 1940 Act and Advisers Act and the rules thereunder, the SEC, the FCA, and all other applicable United States, state, United Kingdom, and other laws and regulations.
3.   Compensation. For the services provided and the expenses assumed by the Subadviser pursuant to this Agreement, the Adviser may pay the Subadviser an investment management fee, if any, up to, but not more than 60% of the management fee paid to the Adviser under the Subadvisory Agreement with the Company.

4.   Duties of the Adviser.
A.   The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Subadvisory Agreement, other than those delegated to the Subadviser, and shall oversee and review the Subadviser’s performance of its duties under this Agreement.
B.   Upon request from the Subadviser, the Adviser will furnish the Subadviser with copies of each of the following documents and any future amendments and supplements to such documents, if any, as soon as practicable after such request and such documents become available:
(1)   The Trust’s Agreement and Declaration of Trust, as amended from time to time;
(2)   The ByLaws of the Trust as in effect on the date hereof and as amended from time to time (“ByLaws”);
(3)   Certified resolutions of the Board authorizing the appointment of the Adviser and the Subadviser and approving the form of the Subadvisory Agreement and this Agreement;
(4)   The Fund’s Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1 A, as filed with the SEC relating to the Fund and its shares and all amendments thereto (“Registration Statement”);
(5)   The Notification of Registration of the Fund under the 1940 Act on Form N-8A as filed with the SEC and any amendments thereto;
(6)   The Fund’s Prospectus (as defined above); and
(7)   A certified copy of any financial statement or report prepared for the Fund by certified or independent public accountants, and copies of any financial statements or reports made by the Fund to its shareholders or to any governmental body or securities exchange.
The Adviser shall furnish the Subadviser with any further documents, materials or information that the Subadviser may reasonably request to enable it to perform its duties pursuant to this Agreement.
5.   Brokerage.
A.   The Subadviser agrees that, in placing orders with broker-dealers for the purchase or sale of portfolio securities, it shall attempt (or instruct the Affiliated Trading Desk to do so, as applicable) to obtain quality execution at favorable security prices; provided that, on behalf of the Fund, the Subadviser or the Affiliated Trading Desk, as applicable, may, in its discretion and consistent with its fiduciary duty, agree to pay a broker-dealer that furnishes brokerage or research services as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”), a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if the Subadviser or the Affiliated Trading Desk, as applicable, determines in good faith that such commission is reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Subadviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). In no instance will portfolio securities be purchased from or sold to the Subadviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. It is understood by the parties hereto that best execution is evaluated based on various factors, including but not limited to, commission costs.
B.   On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Subadviser, the Subadviser or the Affiliated Trading Desk, as applicable, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser or the Affiliated Trading Desk, as applicable, in the manner the Subadviser or the

Affiliated Trading Desk, as applicable, considers to be the most equitable and consistent with its fiduciary obligations to the Fund and its other clients.
6.   Ownership of Records. The Subadviser shall maintain all books and records required to be maintained by the Subadviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Fund. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees (i) that all records that it maintains for the Fund are the property of the Fund, (ii) to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act, and (iii) agrees to surrender promptly to the Fund any records that it maintains for the Fund upon request by the Fund; provided, however, the Subadviser may retain copies of such records.
7.   Reports. The Subadviser shall furnish to the Board, the Company or the Adviser, or each of them, as appropriate, such information, reports, evaluations, analyses and opinions as the Subadviser and the Board, the Company, or the Adviser, as appropriate, may mutually agree upon from time to time.
8.   Services to Others Clients. Nothing contained in this Agreement shall limit or restrict (i) the freedom of the Subadviser, or any affiliated person thereof, to render investment management and corporate administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, or employee of the Subadviser, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.
9.   Subadviser’s Use of the Services of Others. The Subadviser may (at its cost except as contemplated by Paragraph 5 of this Agreement) employ, retain, or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing the Adviser or the Company or the Fund, as appropriate, with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, or such other information, advice, or assistance as the Subadviser may deem necessary, appropriate, or convenient for the discharge of its obligations hereunder or otherwise helpful to the Company or the Fund, as appropriate, or in the discharge of Subadviser’s overall responsibilities with respect to the other accounts that it serves as investment manager or counselor.
10.   Limitation of Liability of the Subadviser. Neither the Subadviser nor any of its officers, directors, or employees, nor any person performing executive, administrative, trading, or other functions for the Company, the Fund (at the direction or request of the Subadviser) or the Subadviser in connection with the Subadviser’s discharge of its obligations undertaken or reasonably assumed with respect to this Agreement, shall be liable for (i) any error of judgment or mistake of law or for any loss suffered by the Company or the Fund or (ii) any error of fact or mistake of law contained in any report or data provided by the Subadviser, except for any error, mistake or loss resulting from willful misfeasance, bad faith, or gross negligence in the performance of its or his duties on behalf of the Company or the Fund or from reckless disregard by the Subadviser or any such person of the duties of the Subadviser pursuant to this Agreement.
11.   Representations of the Subadviser. The Subadviser represents, warrants, and agrees as follows:
A.   The Subadviser: (i) is registered with the SEC as an investment adviser under the Advisers Act, and is registered or licensed with the FCA and various other non-U.S. regulatory agencies, and will continue to be so registered or licensed for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act, the SEC, the FCA or other applicable law or regulation from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal, state or foreign law requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the Adviser of the occurrence of any event that would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

B.   The Subadviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, a compliance program complying with the requirements of Rule 206(4)-7 under the Advisers Act, and if it has not already done so, will provide the Adviser and the Fund with a copy of such code of ethics and its compliance policies and procedures, together with evidence of its adoption.
C.   The Subadviser will provide the Adviser and the Fund (through the Adviser) with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to the Adviser and the Fund.
12.   Term of Agreement. This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved by a vote of a majority of those trustees of the Fund who are not parties to this Agreement or interested persons of any such party. Unless sooner terminated as provided herein, this Agreement shall continue in effect for a period of two years from the effective date hereof. Thereafter, this Agreement shall continue in effect from year to year, with respect to the Fund, subject to the termination provisions and all other terms and conditions hereof, so long as such continuation shall be specifically approved at least annually (a) by the Board, including by vote of a majority of the trustees of the Fund who are not parties to this Agreement or interested persons of any such party; and (b) the Subadviser shall not have notified the Adviser and the Fund, in writing, at least 60 days prior to such approval that it does not desire such continuation. The Subadviser shall furnish to the Fund, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal, or amendment hereof.
13.   Termination of Agreement. Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on at least 60 days’ prior written notice to the Subadviser. This Agreement may also be terminated by the Adviser: (i) on at least 60 days’ prior written notice to the Subadviser, without the payment of any penalty; (ii) upon material breach by the Subadviser of any of the representations and warranties set forth in Paragraph 11 of this Agreement, if such breach shall not have been cured within a 20-day period after notice of such breach; or (iii) if the Subadviser becomes unable to discharge its duties and obligations under this Agreement. The Subadviser may terminate this Agreement at any time, without the payment of any penalty, on at least 60 days’ prior notice to the Adviser and the Fund. This Agreement shall terminate automatically in the event of its assignment or upon termination of the Subadvisory Agreement.
14.   Amendment of Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no material amendment of this Agreement shall be effective without the prior written approval of the Company and the Board and except as permitted by law including, if required by the 1940 Act, being approved by a vote of a majority of the Fund’s trustees who are not parties to this Agreement or interested persons of any such party.
15.   Miscellaneous.
A.   Governing Law. This Agreement shall be construed in accordance with the laws of the State of Maryland without giving effect to the conflicts of laws principles thereof and the 1940 Act. To the extent that the applicable laws of the State of Maryland conflict with the applicable provisions of the 1940 Act, the latter shall control.
B.   Captions. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
C.   Electronic Communications. Telephone conversations and electronic communications between the Sub-Adviser and the Adviser may be recorded for training and monitoring purposes. A copy of any such conversations and communications with the Adviser will be available upon request for a period of five years (or, where requested by the FCA, for a period of up to seven years) from the date when the record is made.

D.   Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof, and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.
E.   Interpretation. Nothing herein contained shall be deemed to require the Fund to take any action contrary to its Agreement and Declaration of Trust or ByLaws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Fund.
F.   Counterparts; Electronically Transmitted Documents and Signatures. The parties may execute this Agreement in one or more counterparts, each of which are deemed an original and all of which together constitute one and the same instrument. The parties may deliver this Agreement, including signature pages, by original or digital signatures, or facsimile or emailed PDF transmissions, and the parties hereby adopt any documents so received as original and having the same effect as physical delivery of paper documents bearing the original signature.
G.   Definitions. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the 1940 Act. As used in this Agreement, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person,” “assignment,” “broker,” “investment adviser,” “net assets,” “sale,” “sell,” and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation, or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.
WITNESS:	T. ROWE PRICE ASSOCIATES, INC.
/s/ Kate Spencer	By: /s/ Terence Baptiste
Name: Kate Spencer	Name: Terence Baptiste
Title: Assistant Vice President	Title: Vice President
WITNESS:	T. ROWE PRICE INTERNATIONAL LTD
/s/ Rebeka Gulyas	By: /s/ Daniel Worthington
Name: Rebeka Gulyas	Name: Daniel Worthington
Title: Senior Legal Analyst	Title: Vice President

SCHEDULE 1
As of November 1, 2022
Fund Name	Date of Subadvisory Agreement	Effective Date of this Agreement
MassMutual Select T. Rowe Price Bond Asset Fund	January 10, 2018	November 1, 2022
MassMutual Select T. Rowe Price International Equity Fund	January 10, 2018	November 1, 2022
MassMutual Select T. Rowe Price Limited Duration Inflation Focused Bond Fund	January 10, 2018	November 1, 2022

Appendix B
Shares Outstanding
The number of shares outstanding as of June 12, 2024 was as follows:
MassMutual Select T. Rowe Price Large Cap Blend Fund	Number of Shares Outstanding and Entitled to Vote
Class I	176,636,585.309
Total	176,636,585.309
Ownership of Shares
As of June 12, 2024, the Trustees and officers of the Trust did not own any shares of the Fund. As of June 12, 2024, the MassMutual Select T. Rowe Price Retirement 2040 Fund, MassMutual Select T. Rowe Price Retirement 2050 Fund, MassMutual Select T. Rowe Price Retirement 2030 Fund, MassMutual Select T. Rowe Price Retirement 2035 Fund, MassMutual Select T. Rowe Price Retirement 2045 Fund, MassMutual Select T. Rowe Price Retirement 2055 Fund, and MassMutual Select T. Rowe Price Retirement 2060 Fund, each located at 1295 State Street, Springfield, MA 01111, owned of record 20.52%, 17.51%, 15.72%, 10.89%, 10.83%, 6.91%, and 5.54%, respectively, of Class I shares of the Fund, and therefore for certain purposes, each may be deemed a principal holder of the Fund.

B-1